                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              coolsavings.com inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


               Michigan                             38-3216102
--------------------------------------------------------------------------------
(State of incorporation or organization)      (IRS Employer I.D. No.)

             8755 West Higgins Road, Suite 100, Chicago, IL 60631
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                  333-94677
                                  ---------
                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
--------------------------------------------------------------------------------

Securities to be registered pursuant to Section 12 (g) of the Act:

                        Common Stock, without par value

Item 1. Description of Registrant's Securities to be Registered

     Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 14, 2000 (Registration No. 333-94677), as amended (including after the date hereof pursuant to Rule 424(b) under the Securities Act of 1933) (the"Registration Statement").

Item 2. Exhibits

     The following exhibits are filed as a part of this registration statement:

     1. Form of Registrant's common stock certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement.

     2. Articles of Incorporation, as currently in effect, incorporated by reference to Exhibit 3.1 to the Registration Statement.

     3. Form of Restated Articles of Incorporation to be filed prior to the closing of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.2 to the Registration Statement.

     4. Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 to the Registration Statement.

     5. Shareholders Agreement, dated as of June 1, 1998, among the Registrant and certain of its stockholders, incorporated by reference to Exhibit
          4.2 to the Registration Statement.

     6. Form of 1999 Unsecured, Convertible Subordinated Promissory Notes of the Registrant, incorporated by reference to Exhibit 4.3 to the Registration Statement.

     7. Registration Rights Agreement among the Registrant and the holders of the 1999 Unsecured, Convertible Subordinated Promissory Notes, incorporated by reference to Exhibit 4.4 to the Registration Statement.

     8. Registration Rights Agreement among the Registrant and the holders of the Series A Convertible Preferred Stock, incorporated by reference to
          Exhibit 4.5 to the Registration Statement.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2000             coolsavings.com inc.


                                By:   /s/ Steven M. Golden
                                      ------------------------------------
                                      Steven M. Golden, Chief Executive
                                      Officer and President